SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   March 31, 2002

PINNACLE WEST CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Arizona	1-8962	86-0512431
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

400 North Fifth Street, P.O. Box 53999, Phoenix, Arizona	85072-3999
(Address of principal executive offices)	(Zip Code)

(602) 250-1000
(Registrant’s telephone number, including area code)

NONE
(Former name or former address, if changed since last report)

Item 5.  Other Events

Arizona Electric Industry Restructuring

       As previously reported, on February 8, 2002, the Chief Administrative Law Judge of the Arizona Corporation Commission (the "ACC") issued a procedural order which consolidated several ACC dockets, including:

  the ACC docket relating to an October 2001 filing by Arizona Public Service Company ("APS") requesting approval of a long-term purchase power agreement between APS and Pinnacle West Capital Corporation (the "Company"), as well as a variance from a competitive bidding process required by an ACC rule; and

  a "generic" docket requested by the ACC Chairman to "determine if changed circumstances require the [ACC] to take another look at restructuring in Arizona."

See Note 3 of Notes to Consolidated Financial Statements in the Company's Report on Form 10-K for the fiscal year ended December 31, 2001 for additional information about the consolidated docket, the comprehensive 1999 Settlement Agreement approved by the ACC among APS and various parties related to the implementation of retail electric competition in Arizona, and the retail electric competition rules adopted by the ACC.

       On April 19, 2002, APS filed a motion in the consolidated docket addressing the following issues, among others:

  APS confirmed its position that whether or not the ACC approved the matters requested in its October 2001 filing, APS would proceed with the divestiture of its generation assets this year.

  APS also advised the ACC that whether or not the ACC approved the matters requested in its October 2001 filing, APS would implement a competitive bidding process later this year to the extent legally required.

  APS noted that Pinnacle West Energy Corporation ("Pinnacle West Energy"), the affiliate to which APS intends to transfer the generation assets, had committed to a $1 billion investment in generating capacity to meet APS customer needs in reliance on the 1999 Settlement Agreement and in accordance with an ACC rule that prohibited APS' ownership of new generation assets. APS further noted that it had taken numerous actions in reliance on the 1999 Settlement Agreement and the ACC retail electric competition rules, including writing off $234 million of prudently incurred costs, reducing retail rates by approximately $120 million in a still-ongoing series of rate reductions, and incurring tens of millions of dollars in expenses related to the expected generation asset transfer. APS stated that if the ACC elects to reverse course on retail electric competition or attempts to stay the transfer of APS' generation assets, the ACC would be legally required to address just compensation to APS and Pinnacle West Energy, which would include, at a minimum:

    recognizing the transfer to APS of all assets that Pinnacle West Energy constructed to meet APS' load-serving requirements, and subsequently including such units in APS' rate base in accordance with traditional rate-of-return regulation;

    reversing APS' $234 million write-off and providing for the recovery of such amounts in future rates; and

    providing for the recovery of all costs incurred as a result of the transition to competition, including 100 percent of the costs incurred in preparation for divestiture (and not just the 2/3 of costs permitted under the Settlement Agreement approved by the ACC in 1999).
  APS recommended that the ACC confirm whether or not Arizona would proceed with the transition to a competitive electric market, and proposed the following procedural plan in response to issues identified by the ACC staff in a previous report:

    Market Power and Market Monitoring: APS recommended that the ACC monitor evolving federal regulatory developments in the wholesale power markets and respond to market power or market monitoring issues at the state level after the federal issues are more fully developed.

    Competitive Bidding: APS advised the ACC that it intends to issue a request for proposal for competitive bidding no later than September 1, 2002, with the amount bid dependent on the ACC's action on the October 2001 filing made by APS.

    Transfer of Generation Assets: Consistent with, and in reliance upon, the 1999 Settlement Agreement, APS has been addressing the legal and regulatory requirements necessary to complete the transfer of its generation assets to Pinnacle West Energy on or before December 31, 2002. As required and authorized by the 1999 Settlement Agreement, on or about August 1, 2002, APS intends to formally provide the ACC with a 30-day notice of the generation assets being transferred to Pinnacle West Energy.

    Transmission Constraints and Reliability: APS recommended that the ACC staff structure a process to address the various issues affecting transmission constraints and reliability in Arizona, and suggested that this process could begin in May 2002 as part of the ACC's 2002-2003 Biennial Transmission Assessment.

    Adjustor Mechanisms: APS recommended that it is appropriate for the ACC to consider specific standard-offer rate adjustor mechanisms in utility-specific proceedings and noted that the 1999 Settlement Agreement requires APS to submit an adjustment clause for ACC approval that will recover electric competition-related costs specified in the 1999 Settlement Agreement.

    Retail Direct Access and Shopping Credits: APS recommended that the ACC staff initiate a workshop process to assess the appropriate scope of direct access and noted that the specific issues surrounding the "shopping credit" for APS should be addressed in the general rate case that APS is required to file by June 30, 2003 pursuant to the 1999 Settlement Agreement. A "shopping credit" is the amount that a customer does not pay to a utility distribution company if the customer obtains generation from another party.

       A copy of APS' motion is attached to this Form 8-K as Exhibit 99.11. The Company cannot currently predict the outcome of the October 2001 filing or the consolidated docket, including the potential for changes to the existing Arizona electric competition rules or effects to the 1999 Settlement Agreement.

Item 7.  Financial Statements, Pro Form Financial Information and Exhibits

       (c) Exhibits.

Exhibit No.	Description
99.1	Pinnacle West Capital Corporation quarterly consolidated statistical summary for March 31, 2002 (cover page, table of contents and list of contents).
99.2	Pinnacle West Capital Corporation quarterly consolidated statistical summary for the periods ended March 31, 2002 and 2001.
99.3	Pinnacle West Capital Corporation consolidated statistics by quarter for 2002.
99.4	Pinnacle West Capital Corporation consolidated statistics by quarter for 2001.
99.5	Pinnacle West Capital Corporation consolidated statistics by quarter for 2000.
99.6	Pinnacle West Capital Corporation consolidated statistics by quarter for 1999.
99.7	Pinnacle West Capital Corporation earnings variance explanations for the periods ended March 31, 2002 and 2001 and condensed consolidated statements of income for the three months and twelve months ended March 31, 2002 and 2001.
99.8	Glossary of Terms.
99.9	Pinnacle West Capital Corporation graphical data presentation for the periods from January 1999 through February 2002 and January 1999 through March 2002.
99.10	Slide presentation for use at the analyst conferences to be held in Boston, Massachusetts on April 23, 2002 and in New York, New York on April 24, 2002.
99.11	Motion of Arizona Public Service Company for Procedural Schedule, as filed with the Arizona Corporation Commission on April 19, 2002.

Item 9.  Regulation FD Disclosure

       The Company is providing quarterly consolidated statistical summaries, earnings variance explanations, and a glossary of relevant terms (collectively, "Information") to help interested parties better understand its business. This Information is concurrently being posted to the Company's website at www.pinnaclewest.com. The Information may not represent all of the factors that could affect the Company's operating or financial results for various periods. Some of the Information is preliminary in nature and could be subject to significant adjustment. Some of the Information is based on information received from third parties and may contain inaccuracies. The Company is not responsible for any such inaccuracies. Although the Company may update or correct the Information if it is aware that such Information has been revised or is inaccurate, the Company assumes no obligation to update or correct the Information and reserves the right to discontinue the provision of all or any portion of the Information at any time or to change the type of Information provided.

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE WEST CAPITAL CORPORATION (Registrant)

Dated: April 22, 2002	By: Barbara M. Gomez
Barbara M. Gomez
Treasurer

PINNACLE WEST CAPITAL CORPORATION
Exhibit Index to Current Report on Form 8-K

Exhibit No.	Description
99.1	Pinnacle West Capital Corporation quarterly consolidated statistical summary for March 31, 2002 (cover page, table of contents and list of contents).
99.2	Pinnacle West Capital Corporation quarterly consolidated statistical summary for the periods ended March 31, 2002 and 2001.
99.3	Pinnacle West Capital Corporation consolidated statistics by quarter for 2002.
99.4	Pinnacle West Capital Corporation consolidated statistics by quarter for 2001.
99.5	Pinnacle West Capital Corporation consolidated statistics by quarter for 2000.
99.6	Pinnacle West Capital Corporation consolidated statistics by quarter for 1999.
99.7	Pinnacle West Capital Corporation earnings variance explanations for the periods ended March 31, 2002 and 2001 and condensed consolidated statements of income for the three months and twelve months ended March 31, 2002 and 2001.
99.8	Glossary of Terms.
99.9	Pinnacle West Capital Corporation graphical data presentation for the periods from January 1999 through February 2002 and January 1999 through March 2002.
99.10	Slide presentation for use at the analyst conferences to be held in Boston, Massachusetts on April 23, 2002 and in New York, New York on April 24, 2002.
99.11	Motion of Arizona Public Service Company for Procedural Schedule, as filed with the Arizona Corporation Commission on April 19, 2002.